Exhibit 99.1

                                   CERTIFICATE
                                 furnished under
                  Section 906 of the Sarbanes-Oxley Act of 2002

     I, Gary L. Rainwater, chief executive officer of Central Illinois Public Service Company, hereby certify that to the best of my knowledge, the accompanying Report of Central Illinois Public Service Company on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Central Illinois Public Service Company.




                                            /s/ Gary L. Rainwater
                                           ------------------------------------
                                                    Gary L. Rainwater
                                          President and Chief Executive Officer
                                              (Principal Executive Officer)
Date:  May 14, 2003


     A signed original of this written statement required by Section 906 has been provided to Central Illinois Public Service Company and will be retained by Central Illinois Public Service Company and furnished to the Securities and Exchange Commission or its staff upon request.